45832

          MFS SERIES TRUST V

          CERTIFICATION OF AMENDMENT TO THE DECLARATION OF TRUST

          REDESIGNATION OF SERIES


          The undersigned, being a majority of the Trustees of MFS Series Trust V (the "Trust"), a Massachusetts business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated December 21, 1994, as amended (the "Declaration"), acting pursuant to Section 6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

          1. The series designated as MFS International Opportunities Fund shall be redesignated as MFS International New Discovery Fund.

          Pursuant to Section 6.9(e) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.


          IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this __29th__ day of __September______, 2000.


        J. Atwood Ives                                     Arnold D. Scott
        J. Atwood Ives                                     Arnold D. Scott
        17 West Cedar Street                               20 Rowes Wharf
        Boston, MA  02108                                  Boston, MA  02110


        Lawrence T. Perera                                 Jeffrey L. Shames
        Lawrence T. Perera                                 Jeffrey L. Shames
        18 Marlborough Street                              38 Lake Avenue
        Boston, MA  02116                                  Newton, MA 02159


        William J. Poorvu                                  Elaine R. Smith
        William J. Poorvu                                  Elaine R. Smith
        975 Memorial Drive                                 75 Scotch Pine Road
        Cambridge, MA  02138                               Weston, MA  02193


        Charles W. Schmidt                                 David B. Stone
        Charles W. Schmidt                                 David B. Stone
        63 Claypit Hill Road                               282 Beacon Street
        Wayland, MA  01778                                 Boston, MA  02116